UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):       May 14, 2007 (May 11, 2007)
AirNet Systems, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-13025	31-1458309

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7250 Star Check Drive, Columbus, Ohio 43217

(Address of principal executive offices) (Zip Code)
(614) 409-4900

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
and
Item 7.01. Regulation FD Disclosure.
     On May 11, 2007, AirNet Systems, Inc. (“AirNet”) issued a news release reporting results for the three months ended March 31, 2007. The May 11, 2007 news release is included with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
     The May 11, 2007 news release includes information relating to “income from continuing operations before income taxes and net gain on disposition of assets” for each of the three-month periods ended March 31, 2007 and March 31, 2006. “Income from continuing operations before income taxes and net gain on disposition of assets” is a non-GAAP financial measure as defined in SEC Regulation G. The May 11, 2007 news release includes a reconciliation of “income from continuing operations before income taxes and net gain on disposition of assets” to AirNet’s reported GAAP financial measure of “income from continuing operations before income taxes” for each of the three-month periods ended March 31, 2007 and March 31, 2006. AirNet presented the non-GAAP financial measure to show results of operations excluding the net gain on disposition of assets in the three-month periods presented. AirNet believes this information is useful and informative to readers in providing a more complete view of AirNet’s operating results.
Item 9.01. Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits:
     The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release issued by AirNet Systems, Inc. on May 11, 2007 to report results for the three months ended March 31, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.

Dated: May 14, 2007	By:	/s/ Gary W. Qualmann

Gary W. Qualmann Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News Release issued by AirNet Systems, Inc. on May 11, 2007 to report results for the three months ended March 31, 2007

4